Investor Contact: Dave Crawford
Avanos Medical, Inc.
470-448-5177
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
470-448-5561
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Second Quarter 2020 Results

ALPHARETTA, Ga., August 4, 2020/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported second quarter 2020 financial results.

“We’re pleased we continue to meet the needs of patients during the pandemic, as we quickly acted to increase production capacity for our clinically-proven Respiratory Health products, while ensuring our employees’ health and safety,” stated Joe Woody, Avanos’ chief executive officer.

“During the quarter we were excited to see elective procedure volume return above expectations, which bolstered our Pain Management franchises sales ahead of our forecast. While we are encouraged elective procedures resumed, we are cautious about the increasing number of COVID-19 cases and its potential impact to slow the recovery of elective procedures. Though we now anticipate the disruption will continue into 2021, the strategic steps taken to reduce costs and deliver improved cash flow position us for growth in a post COVID-19 environment.”

Second Quarter 2020 Financial Highlights
•Net sales totaled $164 million, a 5 percent decrease from the prior year.
•Net loss for the quarter was $3 million, compared to net loss of $8 million in the prior year.
•Adjusted net income totaled $6 million, compared to $14 million a year ago.
•Diluted earnings per share were $(0.06), compared to $(0.17) a year ago.
•Adjusted diluted earnings per share were $0.13, compared to $0.28 in the prior year.

Operational and Business Highlights
•A recently published article in the Journal of Orthopedic Experience and Innovation highlights the efficacy of the company’s non-narcotic ON-Q pain management therapy in treating total knee arthroplasty (TKA) patients. Drs. Wickline and Stevenson’s research found that TKA patients who used ON-Q needed fewer opioids – and in some instances no opioids - to effectively manage their post-operative pain.
•The company launched a Digestive Health campaign – Enteral Feeding is a Vital Lifeline – that brings its three market-leading businesses – MIC-KEY, CORPAK, and NeoMed – under one family of brands. The Avanos family brand has one of the broadest portfolios in the enteral feeding industry with solutions for every stage and age of feeding.
•In regards to the 2014 Bahamas Surgery Center class action lawsuit brought against Avanos related to MICROCOOL surgical gowns, the company was notified July 23, 2020 that the U.S. Court of Appeals for the 9th Circuit reversed the judgment against the company and instructed the trial court to dismiss Avanos from the case altogether for lack of jurisdiction.

Second Quarter 2020 Operating Results
Net sales totaled $164 million, a 5 percent decrease compared to the prior year. The acquisitions of NeoMed and Summit contributed 6 percent of growth and organic volume was 11 percent lower compared to the prior year. Continued growth in Chronic Care was driven by an elevated global demand in Respiratory Health from Closed Suction Systems and Oral Care products due to the COVID-19 pandemic. This growth was offset by the expected lower volume in both Acute Pain and Interventional Pain, related to fewer elective procedures.

Gross margin was 53 percent, compared to 57 percent a year ago. Adjusted gross margin decreased to 56 percent, due to product mix and the elevated costs associated with the company’s COVID-19 efforts, compared to 60 percent last year.

Operating loss was $2 million compared to a loss of $10 million a year ago. Lower post divestiture transition costs and litigation expenses drove the improvement, which was partially offset by lower sales. On an adjusted basis, operating profit totaled $13 million, compared to $20 million a year ago. The decline was due to lower sales and gross margin, partially offset by cost savings.

Adjusted EBITDA for the quarter was $19 million, compared to $23 million in the prior year.

First Six Months 2020 Operating Results
Net sales totaled $344 million, a 2 percent increase compared to a year ago. The acquisitions of NeoMed and Summit contributed 7 percent of growth. Continued demand in Respiratory Health was partially offset by lower volume in both Acute Pain and Interventional Pain, resulting in 4 percent lower organic volume. Performance was also impacted by 1 percent unfavorable product mix and price.

Gross margin was 55 percent, compared to 59 percent a year ago. Adjusted gross margin was 57 percent, due to product mix, compared to 61 percent last year.

Operating loss was $1 million compared to a loss of $34 million in the first half of 2019. Lower post divestiture transition and litigation expenses drove the improvement. On an adjusted basis, operating profit totaled $27 million, compared to $30 million in 2019. Performance was impacted by lower gross margin, which was partially offset by higher sales and cost savings.

In the first six months, adjusted EBITDA was $39 million compared to $37 million in 2019.

Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the quarter was an outflow of $6 million compared to an outflow of $55 million a year ago. The company’s cash balance was $185 million at the end of the quarter, compared to $205 million at year-end 2019.

Total debt at the end of the second quarter was $248 million, consisting of unsecured notes, unchanged compared to year-end 2019.

The company anticipates that its current cash position will provide sufficient liquidity to manage the business during this period of uncertainty. Also, it does not foresee drawing on its $250 million revolving credit facility to fund operating activities and expects to remain in compliance with its debt covenants.

Update on Response to COVID-19
At this juncture, the pandemic’s curve in the U.S. has continued to accelerate and the company has partnered with market experts, hospitals and consultants, to gain a more holistic view of the pandemic’s impact on the industry, as it modeled scenarios for its latest forecast. Given the resurgence in the number of COVID-19 cases and its potential impact on the recovery of elective procedures, the company now anticipates this headwind will continue into 2021. Despite these near-term challenges, the company continued to take strategic steps to maximize production of its Respiratory Health products to meet customers’ needs, reduce operating expenses and minimize cash outflow to ensure it remains in a strong financial position in a post COVID-19 environment.

Full Year 2020 Outlook
On May 4, 2020, the company withdrew its previously announced full-year 2020 financial guidance, which was issued on February 25, 2020, due to the uncertainties associated with the impact of the COVID-19 pandemic. At this time, the company cannot fully quantify the extent or duration of the impact of the pandemic on its financial results. However, it will continue to monitor the situation and anticipates providing further updates later in the year.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross margin
•Adjusted operating profit

•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Expenses associated with restructuring activities, including IT-related charges.
•Expenses associated with the divestiture of the S&IP business.
•Expenses associated with the amortization of intangible assets associated with prior business acquisitions.
•The positive or negative effect of changes in currency exchange rates during the year.
•Expenses associated with certain litigation matters.
•Expenses associated with altering operations in response to the COVID-19 pandemic.
•Certain acquisition and integration charges related to the acquisition of Game Ready, NeoMed, Summit Medical, and Endoclear LLC.
•Benefit associated with regulatory tax reform and tax effects of the CARES Act.
The company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the Internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode10146222. A webcast of the call will also be archived in the Investors section on the Avanos website.

About Avanos Medical, Inc.

Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; risks related to the ongoing COVID-19 pandemic; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; S&IP separation execution and IT implementation; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Net Sales	$163.7	$172.2	(4.9)%	$344.1	$336.4	2.3%
Cost of products sold	77.2	73.5	5.0	155.5	138.9	12.0
Gross Profit	86.5	98.7	(12.4)	188.6	197.5	(4.5)
Research and development expenses	7.7	9.5	(18.9)	17.1	19.7	(13.2)
Selling and general expenses	76.9	94.7	(18.8)	168.0	201.1	(16.5)
Other expense, net	3.7	4.3	(14.0)	4.7	11.1	N.M.
Operating Loss	(1.8)	(9.8)	N.M.	(1.2)	(34.4)	N.M.
Interest income	0.2	2.0	N.M.	0.9	4.4	N.M.
Interest expense	(4.3)	(3.5)	22.9	(8.6)	(7.2)	19.4
Loss Before Income Taxes	(5.9)	(11.3)	N.M.	(8.9)	(37.2)	N.M.
Income tax benefit	2.9	3.3	N.M.	9.6	8.9	N.M.
Net (Loss) Income	$(3.0)	$(8.0)	N.M.	$0.7	$(28.3)	N.M.

Interest expense, net	$4.1	$1.5	173.3	$7.7	$2.8	175.0
Income tax benefit	(2.9)	(3.3)	N.M.	(9.6)	(8.9)	N.M.
Depreciation and amortization	10.8	8.5	27.1	21.4	16.9	26.6
EBITDA	$9.0	$(1.3)	N.M.	$20.2	$(17.5)	N.M.

(Loss) Earnings Per Share
Basic	$(0.06)	$(0.17)	N.M.	$0.02	$(0.60)	N.M.
Diluted	(0.06)	(0.17)	N.M.	0.02	(0.60)	N.M.

Common Shares Outstanding
Basic	47.8	47.6		47.8	47.5
Diluted	47.8	47.6		48.0	47.5

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
As reported	$86.5	$98.7	$188.6	$197.5
Gross profit margin, as reported	52.8%	57.3%	54.8%	58.7%

COVID-19 related expenses	2.1	—	2.5	—
Post divestiture restructuring and IT charges	0.6	1.2	1.1	1.8
Post divestiture transition charges	0.3	2.4	1.1	2.8
Acquisition and integration-related charges	0.1	—	0.2	—
Intangibles amortization	1.6	1.1	3.3	2.4

As adjusted non-GAAP	$91.2	$103.4	$196.8	$204.5
Gross profit margin, as adjusted	55.7%	60.0%	57.2%	60.8%

	Operating (Loss) Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
As reported	$(1.8)	$(9.8)	$(1.2)	$(34.4)

COVID-19 related expenses	3.2	—	3.7	—
Post divestiture restructuring and IT charges(a)	—	5.8	0.5	7.8
Post divestiture transition charges(b)	3.1	13.5	7.1	32.2
Acquisition and integration-related charges(c)	2.1	0.7	3.9	1.4
Litigation and legal(d)	1.2	4.7	3.4	13.4
Intangibles amortization	4.9	4.6	9.7	9.5

As adjusted non-GAAP	$12.7	$19.5	$27.1	$29.9
__________________________________________________
(a)Except for amounts impacting gross profit (see “Gross Profit” table), restructuring and IT charges are included in “Selling and general expenses.”
(b)In the three and six months ended June 30, 2020, post divestiture transition charges include $0.3 million and $1.1 million , respectively, in “Cost of products sold” (see “Gross Profit” table), $2.4 million and $6.3 million in “Selling and general expenses”, respectively, and $0.4 million of expense and $0.3 million of income, respectively, in “Other expense (income), net.”
(c)In the three and six months ended June 30, 2020, acquisition related charges includes $0.1 million and $0.2 million, respectively, in “Cost of products sold” (see “Gross Profit” table) and $0.2 million and $1.9 million, respectively, in “Selling and general expenses.”
(d)Litigation and legal expenses are included in “Other expense, net.”

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
As reported	$(5.9)	$(11.3)	$(8.9)	$(37.2)

COVID-19 related expenses	3.2	—	3.7	—
Post divestiture restructuring and IT charges	—	5.8	0.5	7.8
Post divestiture transition charges	3.1	13.5	7.1	32.2
Acquisition and integration-related charges	2.1	0.7	3.9	1.4
Litigation and legal	1.2	4.7	3.4	13.4
Intangibles amortization	4.9	4.6	9.7	9.5

As adjusted non-GAAP	$8.6	$18.0	$19.4	$27.1

	Tax Benefit (Provision)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
As reported	$2.9	$3.3	$9.6	$8.9
Effective tax rate, as reported	49.2%	29.2%	107.9%	23.9%

Tax effects of adjusting items	(3.8)	(7.8)	(7.4)	(15.6)
Effects of the CARES Act and other(a)	(1.5)	—	(7.5)	—

As adjusted non-GAAP	$(2.4)	$(4.5)	$(5.3)	$(6.7)
Effective tax rate, as adjusted	27.9%	25.0%	27.3%	24.7%
__________________________________________________
(a)The CARES Act allows for the carryback of U.S. net operating losses to prior years resulting in a benefit of $2.3 million and $9.7 million for three and six months ended June 30, 2020, respectively.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net (Loss) Income
	Three Months Ended June 30,		Three Months Ended	Six Months Ended June 30,
	2020	2019		2020	2019
As reported	$(3.0)	$(8.0)		$0.7	$(28.3)
Diluted EPS, as reported	$(0.06)	$(0.17)		$0.02	$(0.60)

COVID-19 related expenses	3.2	—		3.7	—
Post divestiture restructuring and IT charges	—	5.8		0.5	7.8
Post divestiture transition charges	3.1	13.5		7.1	32.2
Acquisition and integration-related charges	2.1	0.7		3.9	1.4
Litigation and legal	1.2	4.7		3.4	13.4
Intangibles amortization	4.9	4.6		9.7	9.5
Tax effects of adjusting items	(3.8)	(7.8)		(7.4)	(15.6)
Tax effects of the CARES Act and other	(1.5)	—		(7.5)	—

As adjusted non-GAAP	$6.2	$13.5		$14.1	$20.4
Diluted EPS, as adjusted	$0.13	$0.28		$0.29	$0.43

	EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
EBITDA, as reported	$9.0	$(1.3)	$20.2	$(17.5)

COVID-19 related expenses	3.2	—	3.7	—
Post divestiture restructuring and IT charges	—	5.8	0.5	7.8
Post divestiture transition charges	3.1	13.5	7.1	32.2
Acquisition and integration-related charges	2.1	0.7	3.9	1.4
Litigation and legal	1.2	4.7	3.4	13.4

Adjusted EBITDA	$18.6	$23.4	$38.8	$37.3

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Free Cash Flow
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash used in operating activities	$1.1	$(31.9)	$(4.7)	$(55.0)
Capital expenditures	(6.9)	(22.9)	(12.1)	(35.4)
Free Cash Flow	$(5.8)	$(54.8)	$(16.8)	$(90.4)

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$185.0	$205.3
Accounts receivable, net of allowances	137.8	163.8
Inventories	174.1	145.9
Prepaid expenses and other current assets	20.2	23.5
Total Current Assets	517.1	538.5
Property, Plant and Equipment, net	179.3	184.5
Operating lease right of use assets	60.0	64.0
Goodwill	800.2	800.9
Other Intangible Assets, net	174.6	184.3
Deferred Tax Assets	14.0	16.1
Other Assets	10.7	11.3
TOTAL ASSETS	$1,755.9	$1,799.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of operating lease obligations	$15.4	$14.7
Trade accounts payable	75.8	83.0
Accrued expenses	84.8	114.8
Total Current Liabilities	176.0	212.5
Long-Term Debt	248.4	248.1
Operating lease obligations	58.9	62.6
Other Long-Term Liabilities	11.0	11.2
TOTAL LIABILITIES	494.3	534.4
Stockholders’ Equity	1,261.6	1,265.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,755.9	$1,799.6

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating Activities
Net (loss) income	$(3.0)	$(8.0)	$0.7	$(28.3)
Depreciation and amortization	10.8	8.5	21.4	16.9
Net loss on asset dispositions	0.2	0.3	0.2	0.5
Changes in operating assets and liabilities	(8.8)	(32.3)	(25.0)	(48.2)
Deferred income taxes and other	1.9	(0.4)	(2.0)	4.1
Cash Provided by (Used in) Operating Activities	1.1	(31.9)	(4.7)	(55.0)
Investing Activities
Capital expenditures	(6.9)	(22.9)	(12.1)	(35.4)
Acquisition of business, net of cash acquired	—	(7.0)	—	(7.0)
Cash Used in Investing Activities	(6.9)	(29.9)	(12.1)	(42.4)
Financing Activities
Debt Repayment	—	(0.2)	—	(0.2)
Purchase of treasury stock	(0.3)	(1.4)	(0.3)	(3.3)
Proceeds from the exercise of stock options	0.6	2.4	0.6	2.6
Cash Provided by (Used in) Financing Activities	0.3	0.8	0.3	(0.9)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	2.8	0.8	(3.8)	1.9
Decrease in Cash and Cash Equivalents	(2.7)	(60.2)	(20.3)	(96.4)
Cash and Cash Equivalents - Beginning of Period	187.7	348.3	205.3	384.5
Cash and Cash Equivalents - End of Period	$185.0	$288.1	$185.0	$288.1

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Chronic care	$120.2	$102.3	17.5%	$235.9	$202.3	16.6%
Pain management	43.5	69.9	(37.8)	108.2	134.1	(19.3)
Total Net sales	$163.7	$172.2	(4.9)%	$344.1	$336.4	2.3%

		Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net Sales - percentage change	QTD	(5)%	(5)%	—%	—%	—%
	YTD	2%	3%	(1)%	—%	—%
_______________________________________________
(a)Volume includes incremental sales of NeoMed and Summit products.
(b)Other includes rounding.